UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST

(Exact name of registrant as specified in its charter)

Delaware	011-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	011-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 1, 2006, Macquarie Infrastructure Company LLC (“MIC”) through a wholly-owned subsidiary, completed its purchase of 50% of the newly-issued common stock of Loving Enterprises, Inc. (“Loving”), pursuant to a Stock Subscription Agreement (“SSA”) with Loving and the Current Shareholders of Loving for a purchase price of $250 million, plus approximately $7.0 million in transaction related costs. As a result, of the closing of the transaction, MIC owns 50% of Loving’s issued and outstanding common stock. The Current Shareholders continue to own the balance of the common stock of Loving. MIC expects the acquisition to be immediately yield accretive.
Loving is the ultimate holding company for a group of companies and partnerships that own International-Matex Tank Terminals (“IMTT”). IMTT is the owner and operator of 8 bulk liquid storage terminals in the United States and the part owner and operator of 2 bulk liquid storage terminals in Canada. IMTT is one of the largest companies in the bulk liquid storage terminal industry in the U.S., based on capacity.
Loving intends to distribute $100 million of the proceeds from the stock issuance to the Current Shareholders as a dividend. The remaining $150 million, less approximately $5.0 million that will be used to pay fees and expenses incurred by Loving in connection with the transaction, will be used ultimately to finance additional investment in existing and new facilities.
MIC financed the investment and the associated transaction costs with $82 million of available cash and $175 million of borrowings under the revolving acquisition facility of Macquarie Infrastructure Company Inc. (“MIC Inc.”). MIC Inc. is a wholly owned subsidiary of MIC and the holding company for its businesses and investments in the U.S. In anticipation of amending this facility to provide for an additional $50 million of revolving capacity and a $180 million term loan to fund pending acquisitions as previously announced, MIC amended the facility to provide for the following terms agreed with the lenders to secure commitments for the additional borrowing capacity:
•	The margin on drawn funds will be LIBOR plus 2.00% or the base rate plus 1.00%, increasing by 0.50% in six month and again in 12 months, up to a maximum of 3.00% and 2.00%, respectively.

•	The amended acquisition facility will require an annual commitment fee equal to 20% of the applicable LIBOR margin on the average daily undrawn balance (initially 0.40%).
Macquarie Securities (USA) Inc. (“MSUSA”) acted as financial advisor to MIC on the transaction, for which MIC estimates paying total fees of approximately $4.4 million plus reimbursement of expenses. In addition, Macquarie Bank Limited provided approximately $70 million of the financing under the revolving acquisition facility. Macquarie Bank Limited is the parent company of MIC’s manager and MSUSA is a subsidiary of Macquarie Bank Limited.
A copy of the press release related to this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please see the discussion under Item 2.01 above regarding the financing of the acquisition of 50% of Loving through borrowings under MIC’s revolving acquisition facility.
Item 9.01 Financial Statements And Exhibits.
(c) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated May 2, 2006 issued by the Registrants

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date May 2, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date May 2, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer